                    TENDER AND DISTRIBUTION ELECTION NOTICE
                                      FOR
                                FORMER EMPLOYEES
                                     IN THE
                       ARDEN GROUP, INC. STOCK BONUS PLAN

    Many former employees who participated in the Arden Group, Inc. Stock Bonus Plan (the "Plan") have requested a distribution from the Plan. In order to help former employees, Arden Group, Inc. (the "Company") is pleased to announce that it has (1) offered to buy up to 250,000 shares of the Class A Common Stock of the Company, (2) amended the Plan and related Trust (the "Trust") to permit all participants in the Plan to decide whether to tender the shares held under the Plan for their account and (3) amended the Plan to permit former employees to receive a distribution of the cash portion of their account from the Plan. This Notice explains your right to tender or not tender these shares held in your Plan account ("Account") and to elect a cash distribution.

    First, the Company has offered to buy, upon the terms and conditions set forth in the enclosed Offering Statement, up to 250,000 shares of the Class A Common Stock of the Company at a rate of $65.00 per share (the "Offer"). The Company has amended the Plan and Trust to provide that all participants may direct City National Bank (the "Plan Trustee") as to whether or not to tender the shares of Class A Common Stock held in their Accounts. If you own any shares of Class A Common Stock directly (other than in the Plan), you should follow the instructions in the Offering Statement to tender or not tender those shares.

    Attached to this Notice is a Tender Election Form. IT IS CRITICAL THAT THE PLAN TRUSTEE RECEIVE YOUR COMPLETED TENDER ELECTION FORMS BY THE CLOSE OF BUSINESS ON AUGUST 6, 1997. If the Plan Trustee does not RECEIVE your completed election forms at the address specified on that form by that time, the Plan Trustee will decide whether or not to tender the shares in your Account.

    Second, the Company has amended the Plan to provide that former employees who terminated employment on or before June 30, 1997 may elect to receive a cash distribution of the cash portion of their Account from the Plan (a "Special Cash Distribution"). Special Cash Distributions will probably be made in late September or early October. Any Class A Common Stock held in your Account after completion of the Offer will not be distributed.

    As described below, if more than 250,000 shares of Class A Common Stock are tendered in the Offer, all of the shares that are tendered will not be sold. In this case, even former employees who tender all of their shares and elect a Special Cash Distribution will not receive a distribution of their entire Account balance. Any Class A Common Stock held in your Account will not be distributed.

    Attached to this Notice is a Distribution Election Form (and other related tax forms). IT IS CRITICAL THAT THE PLAN ADMINISTRATOR RECEIVE YOUR COMPLETED DISTRIBUTION ELECTION FORMS BY THE CLOSE OF BUSINESS ON SEPTEMBER 3, 1997. If the Plan Administrator does not RECEIVE your completed election forms at the address specified on those forms by that time, you will not be eligible to receive a Special Cash Distribution.

    For your information, we have enclosed a copy of your 1996 Plan Year Account statement. Please note that due to minor reallocations since December 31, 1996, the number of shares currently in your Account may be slightly different than the number shown on your statement and your Account statement does not reflect earnings subsequent to December 31, 1996.

WHAT ARE MY CHOICES?

    You need to make three decisions. First, you should decide whether to tender none, some or all of the shares of Class A Common Stock held in your Account. Second, whether or not you tender shares, you should decide whether you want a Special Cash Distribution. Finally, if you take a Special Cash Distribution, you should decide whether to roll it over into another plan or individual retirement account. More information is provided below.

WHAT IS THE OFFER?

    The Company has offered to purchase up to 250,000 shares of the issued and outstanding shares of Class A Common Stock for cash at the rate of $65.00 per share. The terms of the Offer are described in detail in the Offering Statement. The Offer applies to all of the existing shareholders of the Company, including the Plan.

    As described in the Offering Statement, if more than 250,000 shares of Class A Common Stock are tendered in the Offer, then the Company will only acquire 250,000 shares on a pro rata basis according to the number of shares tendered by each stockholder. For example, assume you tender all 300 shares and that a total of 300,000 shares are tendered in the Offer. In this case, the Company will only buy 250,000 shares, prorating the shares tendered by each person. Accordingly, the Company will only buy 250 of the 300 shares allocated to your Account. Shortly after the Offer is completed, the Company intends to notify former employees who tendered shares as to the percentage of tendered shares that were sold.

    The Company has amended the Plan and Trust documents so that former and active employees who have Account balances in the Plan may direct the Plan Trustee whether or not to tender the shares held in their Accounts. Under the terms of this amendment, you are responsible for deciding whether or not the shares held in your Account will be tendered. Accordingly, you are a "Named Fiduciary" for this purpose. Under federal pension law, the Plan Trustee must follow your directions unless they are not proper or they are contrary to federal pension law (for example, imprudent).

    You should determine whether you wish to direct the Plan Trustee to tender shares in response to the Offer and, if so, whether you wish to tender some or all of your shares of Class A Common Stock held in your Account. You should carefully review the terms of this Notice, the Offering Statement and the other documents accompanying this package in order to make this decision.

    Neither the Company, the Plan Committee nor the Plan Trustee are making any recommendation as to whether you should or should not tender the shares allocated to your Account. This decision is to be made by you in your sole discretion.

WHAT HAPPENS TO MY ACCOUNT AFTER THE OFFER?

    Under the terms of the Plan and related Trust document, Plan assets are to be invested solely in securities issued by the Company. If the Plan has any cash, whether due to a cash contribution from the Company or the sale of securities of the Company (including the proceeds from the Offer), the Plan Trustee may invest the funds in securities issued or guaranteed by the United States, interest-bearing savings accounts, money market or cash management accounts (collectively "Cash-Like Investments"), until the Plan Trustee decides and is able to purchase additional Arden securities. At the present time, approximately 45% of the Plan's assets are held in Cash-Like Investments.

    If you instruct the Plan Trustee not to tender any shares (and the Plan Trustee determines your instructions are proper and not in violation of federal pension laws), the amount of Cash-Like Investments and the number of shares of Class A Common Stock held in your Account will not change as a result of the Offer. If you also elect a Special Cash Distribution, you will receive a distribution equal to the value of the Cash-Like Investments in your Account; the Class A Common Stock will remain in your Account.

    If you instruct the Plan Trustee to tender some or all of the shares in your Account (and the Plan Trustee determines your instructions are proper and not in violation of federal pension laws), the total number of shares of Class A Common Stock allocated to your Account will decrease. In addition, the amount of cash in your Account will be increased by the proceeds from the shares that are sold. If you elect a Special Cash Distribution, you will receive a distribution equal to the value of the cash proceeds and other Cash-Like Investments in your Account; any Class A Common Stock remaining in your Account after the Offer will not be distributed. If you don't elect a Special Cash Distribution, the proceeds from the Offer will be invested in Cash-Like Investments, until the Trustee decides to purchase additional securities of the Company. PLEASE BE AWARE THAT IF YOU TENDER SHARES AND DO NOT ELECT A SPECIAL CASH DISTRIBUTION AND THE PROCEEDS ARE ULTIMATELY REINVESTED IN SHARES, THE NET EFFECT OF THE TENDER AND THE REINVESTMENT MAY RESULT IN AN INCREASE OR DECREASE IN THE NUMBER OF SHARES HELD IN YOUR ACCOUNT. IF, WHEN THE PROCEEDS ARE INVESTED, THE REINVESTMENT PURCHASE PRICE IS HIGHER THAN THE TENDER PRICE, THIS WILL RESULT IN A DECREASE IN THE NUMBER OF SHARES CREDITED TO YOUR ACCOUNT. IF THE REINVESTMENT PRICE IS LOWER THAN THE TENDER PRICE, THIS WILL RESULT IN AN INCREASE IN THE NUMBER OF SHARES CREDITED TO YOUR ACCOUNT.

    Whether or not you tender shares, the Plan Trustee will still have the authority to invest the Cash-Like Investments held in the Plan in securities of the Company in the future or to sell securities of the Company in response to the Offer or in the future.

    The amounts, if any, held in your Account after completion of the Offer and payment of the Special Cash Distribution will remain in the Plan. Under the terms of the Plan, you will be eligible to receive these when you attain age 65, die or become disabled.

HOW DO I TENDER THE SHARES IN MY ACCOUNT?

    In order to direct the Plan Trustee to tender some or all of the shares in your Account, you should complete and sign the attached Tender Election Form accompanying this package. You should specify whether you are tendering all of the shares or only a portion of the shares held in your Account. If you tender less than all of the shares, you should indicate the percentage of shares that you are tendering.

    You should return the Tender Election Form to the Plan Trustee at the address set forth in the form. THE TENDER ELECTION FORM MUST BE RECEIVED NO LATER THAN THE CLOSE OF BUSINESS ON AUGUST 6, 1997. Questions regarding how to tender and requests for information or additional copies of the Offering Statement or of other documents should be directed to the Plan Trustee at the address and telephone number set forth in the Tender Election Form.

    The Plan Trustee will determine the aggregate number of shares elected to be tendered by all active and former employees and tender them on behalf of the Plan.

WHAT IF I DON'T WANT TO TENDER MY SHARES?

    If you do not want to tender any shares held in your Account, you should complete and sign the attached Tender Election Form and indicate that you did not wish to tender any shares. You should return this Tender Election Form to the Plan Trustee at the address set forth in the Tender Election Form. THE TENDER ELECTION FORM MUST BE RECEIVED NO LATER THAN THE CLOSE OF BUSINESS ON AUGUST 6, 1997.

    If you do not return a Tender Election Form, the Plan Trustee will determine whether to tender or not tender all or some of the shares held in your Account. Thus, failure to return a completed Tender Election Form may result in some or all of the shares held in your Account being tendered, as the Plan Trustee determines.

WHAT HAPPENS IF I DON'T RETURN A TENDER ELECTION FORM?

    If you do not return a Tender Election Form, the Plan Trustee will determine whether to tender or not tender all or some of the shares held in your Account.

WHAT IF I CHANGE MY MIND?

    ANY PERSON WHO COMPLETES A TENDER ELECTION FORM MAY CHANGE HIS OR HER ELECTION AT ANY TIME PRIOR TO THE CLOSE OF BUSINESS ON AUGUST 6, 1997 BY TIMELY DELIVERING A WRITTEN NOTICE OF WITHDRAWAL TO THE PLAN TRUSTEE, CITY NATIONAL BANK, ATTENTION: PAUL SINNOTT, 400 NORTH ROXBURY DRIVE, SUITE 600, BEVERLY HILLS, CALIFORNIA 90210, ALONG WITH A REVISED ELECTION SPECIFYING THE PERCENTAGE OF SHARES YOU WISH TO HAVE THE PLAN TRUSTEE TENDER ON YOUR BEHALF.

WILL I BE TAXED IF I TENDER MY SHARES?

    Because the shares of Class A Common Stock held in your Account are owned by the Plan, there will be no tax imposed on either you or the Plan if you sell your shares to the Company. The provisions in the Offering Statement entitled "Certain Federal Income Tax Consequences" will not apply to you or to the Plan.

    However, your decision to tender or not tender shares may have a potentially negative impact on the taxation of your distribution from the Plan. You should carefully read the remainder of this Notice (see "Will I Be Taxed?") and the NOTICE OF IRS TAX WITHHOLDING REQUIREMENTS and you should consult with your individual tax advisor to understand the tax consequences of these actions. You should review these documents even if you do not want a cash distribution.

    THERE ARE CERTAIN FAVORABLE TAX RULES APPLICABLE TO STOCK DISTRIBUTIONS. THESE RULES ARE DESCRIBED BELOW (SEE "WILL I BE TAXED?") AND ON PAGE 5 OF THE ATTACHED NOTICE OF IRS TAX WITHHOLDING REQUIREMENTS (SEE "EMPLOYER STOCK OR SECURITIES"). IF YOU TENDER SHARES, YOU MAY LOSE SOME OR ALL OF THE ADVANTAGES PROVIDED BY THESE RULES.

WHAT IS THE SPECIAL CASH DISTRIBUTION?

    Former employees who terminated employment on or before June 30, 1997 may elect to receive a Special Cash Distribution. These Special Cash Distributions will probably be made in late September or early October. Any shares of Class A Common Stock held in your Account after completion of the Offer will not be distributed as part of the Special Cash Distribution.

    If you elect a Special Cash Distribution, you will receive a check equal to the sum of the amount of cash and cash equivalents in your Account on August 31, 1997. Please note that the amount of the Special Cash Distribution (if you elect one) will be the sum of (1) the amount of cash and Cash-Like Investments held in your Account as of December 31, 1996 (adjusted for gains and losses through August 31, 1997) and (2) the amount of cash allocated to your Account in exchange for the Class A Common Stock sold in the Offer.

    Any shares of Class A Common Stock remaining in your Account after the offer will not be distributed as part of the Special Cash Distribution. As to these shares, the Plan currently does not permit a distribution until you attain age 65, die or become disabled. At that time or after the end of that plan year, you will receive a distribution in a combination of stock of the Company and cash.

    Stock distributions are not available under this special distribution election. In addition, your election must be for the entire cash portion of your Account; you cannot elect to receive a distribution of only part of the cash portion of your Account. Neither the Company, the Plan Committee nor the Plan Trustee is making any recommendation as to whether you should or should not take a Special Cash Distribution. This decision is to be made by you in your sole discretion.

IF I TENDER ALL MY SHARES AND ELECT A SPECIAL CASH DISTRIBUTION, WILL I HAVE
  ANYTHING LEFT IN MY ACCOUNT AFTERWARDS?

    This depends on the total number of shares of Class A Common Stock tendered by the Plan and all other stockholders as part of the Offer. If the total number of shares tendered is 250,000 or less, all of your shares tendered will be exchanged for cash. In this case, after the Special Cash Distribution you will no longer have any interest in the Plan or in any shares of the Class A Common Stock held in the Plan.

    If the total number of shares of Class A Common Stock tendered in the Offer is more than 250,000, then the number of shares sold by each person (including you) in the Offer will be prorated according to the number of shares tendered by that person and it will not be possible to sell all of the shares held in your Account in the Offer. In this case, some shares will remain in your Account after the Special Cash

Distribution. Your right to a distribution of these shares will be governed by the terms of the Plan without regard to the Special Cash Distribution. The Plan does not currently permit a distribution of the shares until you attain age 65, die or become disabled. At that time or after the end of that plan year, you will receive a distribution of any stock and cash held in your Account at that time.

    At this time, it is impossible to predict whether or not you will have any shares remaining in your Account after consummation of the Offer. (However, shortly after the Offer is completed, the Company intends to notify former employees who elected to tender shares as to the percentage of tendered shares that were sold.) This depends on the total number of shares tendered by all stockholders, including the Plan. These shares would remain in your Account until such time that you attain age 65, die or become disabled.

    At the current time, there are approximately 766,753 shares that may be tendered pursuant to the Offer. Of these, approximately 208,662 shares are held by the Plan; approximately 29,300 shares are allocated to the Accounts of active employees and approximately 179,362 shares are allocated to the Accounts of former employees. Bernard Briskin, Chairman of the Board, President and Chief Executive Officer of the Company, has advised the Company that he will not tender any shares pursuant to the Offer.

WHAT IF I DON'T ELECT A SPECIAL CASH DISTRIBUTION?

    First, you should reread the portion of this Notice entitled "What Happens To My Account After The Offer?" This describes how your Account will be invested.

    Second, whether or not you tender any shares, the Special Cash Distributions made to other former employees will not affect the allocation of Class A Common Stock and Cash-Like Investments in your Account.

    Finally, your rights will continue to be governed by the other provisions of the Plan; the Plan currently does not permit a distribution until you attain age 65, die or become disabled. At that time or after the end of that plan year, you will receive a distribution of all of the stock of the Company and/or cash allocated in your Account.

CAN I ROLL A SPECIAL CASH DISTRIBUTION OVER?

    If you elect to receive a Special Cash Distribution, you have the option of having it paid in cash directly to you or transferred to another pension or profit sharing plan (if the other plan accepts rollovers) or to an individual retirement plan ("IRA"). YOU MUST COMPLETE THE ROLLOVER ELECTION FORM TO HAVE YOUR ACCOUNT TRANSFERRED TO ANOTHER PLAN OR IRA. IF YOU DO NOT COMPLETE THE ROLLOVER ELECTION FORM, IT WILL BE PAID IN CASH DIRECTLY TO YOU AND WILL BE SUBJECT TO 20% FEDERAL WITHHOLDING TAXES.

WILL I BE TAXED?

    In order to decide whether (1) to tender some or all of the shares allocated to your Account, (2) to take a Special Cash Distribution and (3) to roll over the Special Cash Distribution (assuming you elect one), you should carefully read the enclosed NOTICE OF IRS TAX WITHHOLDING REQUIREMENTS to understand the tax consequences of these actions. You are also urged to consult your own tax advisor.

    IF YOU ELECT A SPECIAL CASH DISTRIBUTION AT THIS TIME, CERTAIN FAVORABLE RULES APPLICABLE TO STOCK DISTRIBUTIONS WILL NOT APPLY. These rules are described on page 5 of the attached Notice of IRS Tax Withholding Requirements (see "Employer Stock or Securities"). Specifically, if you receive a lump sum distribution of your Account and the distribution includes shares, any net unrealized appreciation (the difference between the shares' fair market value on the date of distribution and the Plan's cost basis) in the shares is not taxable to you until you sell the shares. This rule will not apply if you receive a Special Cash Distribution. Similarly, if you tender the shares and do not elect the distribution, any net unrealized appreciation in the shares that are sold will be lost and the cost of the shares in your Account will be recalculated to reflect current market prices.

    IF YOU ELECT TO TAKE A SPECIAL CASH DISTRIBUTION, YOU COULD BE SUBJECT TO SUBSTANTIAL INCOME TAXES, EXCISE TAXES AND PENALTIES IF YOUR ACCOUNT IS NOT DIRECTLY TRANSFERRED TO ANOTHER PLAN OR IRA OR IF YOU DO NOT ROLL OVER AN AMOUNT EQUAL TO THE VALUE OF THE ACCOUNT TO ANOTHER PLAN OR IRA WITHIN 60 DAYS OF THE SPECIAL CASH DISTRIBUTION.

    IF YOU DO NOT RECEIVE A DISTRIBUTION OF YOUR ENTIRE ACCOUNT BALANCE BECAUSE SHARES REMAIN IN YOUR ACCOUNT AFTER THE OFFER, THEN CERTAIN SPECIAL LUMP SUM AVERAGING RULES THAT MAY OTHERWISE APPLY IF YOU ARE 59 1/2 OR OLDER WILL NOT BE AVAILABLE TO YOU. These rules are described on pages 4 and 5 of the attached Notice of IRS Tax Withholding Requirements (see "Special Tax Treatment").

    The various tax consequences of the options available to you are complex. Different tax consequences will apply depending on whether or not you elect to tender the shares in your Account, whether or not you elect to take a Special Cash Distribution, whether you receive a distribution of your entire Account and whether you roll over your Special Cash Distribution (if you take one). Because each person's individual circumstances are quite different, the Company cannot offer specific tax advice to you and strongly urges you to consult with your tax advisor with regard to your specific circumstances.

HOW DO I ELECT A SPECIAL CASH DISTRIBUTION?

    If you want to elect a Special Cash Distribution, please complete the enclosed Distribution Election Form and Rollover Election Form, and return both completed forms to the Plan Administrator. In addition, if the Company's records show you live in California, you will also receive a California Withholding Election Statement which you must complete and return to the Company. (If you did not receive a form, but wish to have California tax withholding, please contact the Company for a California Withholding Election Statement.) All completed forms must be received (at the address specified on those forms) by the Plan Administrator no later than the close of business on September 3, 1997 in order to be valid. Any forms received after the close of business on September 3, 1997 will not be accepted and, in that event, you will not receive a Special Cash Distribution.

    If you elect to take a Special Cash Distribution, the amount of the Special Cash Distribution will be paid in cash to you or rolled over to another plan or an IRA, as you so direct, as soon as possible after September 3, 1997. They will probably be made in late September or early October.

    The Company reserves full discretion to determine whether the required documentation of any former employee is complete and timely received and other issues regarding the eligibility and acceptability of any election.

    ANY PERSON WHO ELECTS TO TAKE A SPECIAL CASH DISTRIBUTION MAY WITHDRAW HIS OR HER ELECTION AT ANY TIME PRIOR TO THE CLOSE OF BUSINESS ON SEPTEMBER 3, 1997 BY TIMELY DELIVERING A WRITTEN NOTICE OF WITHDRAWAL TO THE COMPANY, ATTENTION ERNEST T. KLINGER, VICE PRESIDENT FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER, ARDEN GROUP, INC., 2020 SOUTH CENTRAL AVENUE, COMPTON, CALIFORNIA 90220. IF YOU WITHDRAW YOUR ELECTION, YOU WILL NOT RECEIVE A SPECIAL CASH DISTRIBUTION FROM THE PLAN PURSUANT TO THE ONE-TIME ELECTION DESCRIBED IN THIS NOTICE.

HOW DO YOU ELECT NOT TO TAKE A SPECIAL CASH DISTRIBUTION?

    If you do not want to receive a Special Cash Distribution, you do not need to complete a Distribution Election form. FAILURE TO RETURN THE FORMS WILL MEAN YOU WILL NOT RECEIVE A SPECIAL CASH DISTRIBUTION AT THIS TIME.

WHAT ELSE SHOULD YOU CONSIDER?

    Enclosed with this Notice is a copy of the Offering Statement, which includes, among other things, information regarding the Company's business, certain financial statements of the Company and the range of high and low sales prices of the Class A Common Stock for each quarterly period during fiscal years 1995 and 1996 and through July 11, 1997. You should read this material carefully in deciding whether to tender your shares and/or elect to receive a Special Cash Distribution.

    For additional information, please contact George A. Ruth, Arden Group, Inc., (310) 638-2842.

Enclosures: Copy of 1996 Plan Year Account Statement
            Tender Election Form
            Distribution Election Form
            Rollover Election Form
            California Withholding Election Statement
            (California addressees only)
            Notice of IRS Tax Withholding Requirements
            Offering Statement, dated July 17, 1997
            Quarterly Report on Form 10-Q for the quarter ended
            March 29, 1997

                       ARDEN GROUP, INC. STOCK BONUS PLAN
                              TENDER ELECTION FORM

    Arden Group, Inc. (the "Company") has recently offered to purchase up to 250,000 shares of its Class A Common Stock for cash at the rate of $65.00 for each and every share tendered. The offer is subject to the terms and conditions of the Offering Statement, dated July 17, 1997 (the "Offering Statement") and the Notice regarding tender elections (which together constitute the "Offer"). Please read these two documents and the Notice of IRS Tax Withholding Requirements before you complete this Form. Then COMPLETE THIS FORM TO DIRECT WHETHER YOU WANT TO DIRECT THE TRUSTEE OF THE ARDEN GROUP, INC. STOCK BONUS PLAN (THE "PLAN") TO TENDER THE SHARES OF CLASS A COMMON STOCK HELD IN YOUR ACCOUNT UNDER THE PLAN PURSUANT TO THE OFFER.

    In order to complete this form, complete the Participant Information, complete Box A (to tender all of your shares), Box B (to tender some, but not all, of your shares) OR Box C (to tender no shares) below, AND sign and date the form and return it to City National Bank, attention Paul Sinnott, 400 North Roxbury Drive, Suite 600, Beverly Hills CA 90210. THE FORM MUST BE RECEIVED AT THE ADDRESS ABOVE NO LATER THAN THE CLOSE OF BUSINESS ON AUGUST 6, 1997 IN ORDER TO BE VALID.

    IF YOU DO NOT RETURN THIS FORM, THE PLAN TRUSTEE WILL DECIDE WHETHER OR NOT TO TENDER SHARES IN YOUR ACCOUNT. YOU MUST COMPLETE THIS FORM AND CHECK BOX C IN ORDER TO ELECT NOT TO TENDER ANY SHARES.

PARTICIPANT INFORMATION

    Your Name ______________________________________________________________

    Social Security Number ____________________________  Phone
    Number (___)____________________________________________________________

    Address ________________________________________________________________

CHECK A, B OR C BELOW:

(A) ____ As a Named Fiduciary of my Account, I hereby direct the Plan Trustee to TENDER ALL OF THE SHARES of Class A Common Stock held in my Account under the Plan in accordance with the terms of the Offer.

(B) ____ As a Named Fiduciary of my Account, I hereby direct the Plan Trustee to
TENDER    % (please specify the percentage) of the shares of Class A Common
Stock held in my Account under the Plan in accordance with the terms of the Offer. I understand that the number of shares held in my Account may be slightly different than the number shown in the December 31, 1996 Plan statement.

(C) ____ As a Named Fiduciary of my Account, I hereby direct the Plan Trustee NOT TO TENDER ANY SHARES of Class A Common Stock held in my Account under the Plan.

PARTICIPANT SIGNATURE

    I have received and read the Notice regarding tender elections, Offering Statement and the Notice of IRS Tax Withholding Requirements. I agree to the terms and conditions in those materials. I understand that if more than 250,000 shares are tendered in the Offer, the Company shall purchase 250,000 shares on a pro rata basis among all stockholders tendering shares according to the number of shares tendered by each.

_____________________________________       ____________________________________

Participant Signature                               Date

                       ARDEN GROUP, INC. STOCK BONUS PLAN
                           DISTRIBUTION ELECTION FORM
                                      FOR
                                FORMER EMPLOYEES

    Please read the Tender and Distribution Election Notice for Former Employees and the Notice of IRS Tax Withholding Requirements before you complete this Form. Then COMPLETE THIS FORM TO ELECT WHETHER YOU WANT A SPECIAL CASH DISTRIBUTION (A DISTRIBUTION OF THE ENTIRE CASH PORTION OF YOUR ACCOUNT BALANCE) FROM THE ARDEN GROUP, INC. STOCK BONUS PLAN AT THIS TIME.

    If you want a distribution, complete the Participant Information, check Box A below, and sign and date the form and return it to Plan Administrator, Arden Group, Inc. Stock Bonus Plan, P.O. Box 2256, Los Angeles, CA 90051-2256. THE FORM MUST BE RECEIVED BY THE PLAN AT THE ADDRESS ABOVE NO LATER THAN THE CLOSE OF BUSINESS ON SEPTEMBER 3, 1997 IN ORDER TO BE VALID.

    If you do not want to receive a distribution at this time, either (1) complete the Participant Information and check Box B below and return the Form to the address above, or (2) do not return the Form.

PARTICIPANT INFORMATION

    Your Name __________________________________________________________________

    Social Security Number ______________________________ Phone Number (___)____

    Address ____________________________________________________________________

CHECK A OR B BELOW:
(A) ______ I HEREBY REQUEST A DISTRIBUTION OF THE ENTIRE CASH PORTION OF MY ACCOUNT BALANCE IN CASH in accordance with the Tender and Distribution Election Notice for Former Employees. I understand the Plan does not require me to take a distribution at this time. I also understand that any shares of Class A Common Stock in my Plan Account after completion of the Company's recent tender offer will not be distributed. These shares, if any, will not be distributed until I attain age 65, die or become disabled.
(B) ______ I DO NOT WANT TO RECEIVE A DISTRIBUTION AT THIS TIME. I understand that, under current Plan rules, I will not be entitled to receive a distribution until I attain age 65, die or become disabled.

PARTICIPANT SIGNATURE

    I have received and read the Tender and Distribution Election Notice for Former Employees in the Plan, as well as the Notice of IRS Tax Withholding Requirements. I agree to the terms and conditions in the Tender and Distribution Election Notice for Former Employees.

-----------------------------------------------------------  --------------------------
Participant Signature                                        Date

                   NOTICE OF IRS TAX WITHHOLDING REQUIREMENTS

This notice contains important tax information you will need before you decide how to receive your benefits from the Arden Group, Inc. Stock Bonus Plan. It does not address state income taxes , only federal taxes.

SUMMARY

A payment from the Plan that is eligible for "rollover" can be taken in two ways. You may have all or any portion of your payment either 1) PAID IN A "DIRECT ROLLOVER," (unless the payment is less than $200) or 2) PAID TO YOU. A rollover is a payment of your Plan benefits to your individual retirement arrangement (IRA) or to another employer plan. This choice will affect the tax you owe.

If you choose a DIRECT ROLLOVER

     - Your payment will not be taxed in the current year and no income tax will be withheld.

     - Your payment will be made directly to your IRA or, if you choose, to another employer plan that accepts your rollover.

     - Your payment will be taxed later when you take it out of the IRA or the employer plan.

If you choose to have your Plan benefits PAID TO YOU

     - You will receive only 80% of the payment, because the Plan administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

     - Your payment will be taxed in the current year unless you roll it over. You may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59-1/2, you also may have to pay an additional 10% tax.

     - You can roll over the payment to your IRA or to another employer plan that accepts your rollover within 60 days of receiving the payment. The amount rolled over will not be taxed until you take it out of the IRA or employer plan.

     - If you want to roll over 100% of the payment to an IRA or an employer plan, you must find other money to replace the 20% that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

MORE INFORMATION

I.   PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER                        PAGE 2
II.  DIRECT ROLLOVER                                                    PAGE 2
III. PAYMENT PAID TO YOU                                                PAGE 3
IV.  SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES       PAGE 5

I.   PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to an IRA or to another employer plan that accepts rollovers. Your Plan administrator should be able to tell you what portion of your payment is an eligible rollover distribution. The following type of payment CANNOT be rolled over:

REQUIRED MINIMUM PAYMENTS. Beginning in the year you reach age 70-1/2, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you.

II.  DIRECT ROLLOVER

Unless the payment is less than $200, you can choose a direct rollover of all or any portion of your payment that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the IRA or the employer plan.

DIRECT ROLLOVER TO AN IRA. You can open an IRA to receive the direct rollover. (The term "IRA," as used in this notice, includes individual retirement accounts and individual retirement annuities.) If you choose to have your payment made directly to an IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to an IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish an IRA to receive the payment. However, in choosing an IRA, you may wish to consider whether the IRA you choose will allow you to move all or part of your payment to another IRA at a later date, without penalties or other limitations. See IRS Publication 590, INDIVIDUAL RETIREMENT ARRANGEMENTS, for more information on IRAs (including limits on how often you can rollover between IRAs).

DIRECT ROLLOVER TO A PLAN. If you are employed by a new employer that has a plan, and you want a direct rollover to that plan, ask the administrator of that plan whether it will accept your rollover. If your new employer's plan does not accept a rollover, you can choose a direct rollover to an IRA.

III. PAYMENT PAID TO YOU

If you have the payment over $200 made to you, it is subject to 20% income tax withholding. The payment is taxed in the year you receive it unless, within 60 days, you roll it over to an IRA or another plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

INCOME TAX WITHHOLDING:

     MANDATORY WITHHOLDING. If any portion of the payment to you is an eligible rollover distribution, the Plan is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding. For example, if your eligible rollover distribution is $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, you will report the full $10,000 as a payment from the Plan. You will report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year.

     VOLUNTARY WITHHOLDING. If any portion of your payment is not an eligible rollover distribution but is taxable, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. To elect out of withholding, ask the Plan administrator for the election from and related information.

     SIXTY-DAY ROLLOVER OPTION. If you have an eligible rollover distribution paid to you (even if it is less than $200), you can still decide to roll over all or part of it to an IRA or another employer plan that accepts rollovers. If you decide to roll it over, YOU MUST MAKE THE ROLLOVER WITHIN 60 DAYS AFTER YOU RECEIVE THE PAYMENT. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA or the employer plan.

     You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the IRA or the employer plan to replace the 20% that was withheld. On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.

     EXAMPLE: Your eligible rollover distribution is $10,000, and you choose to have it paid to you. You will receive the $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to an IRA or employer plan.
     To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the IRA or employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of the $2,000 withheld.

     If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

     ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59-1/2. If you receive a payment before you reach age 59-1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax does not apply to your payment if it is (1) paid to you because you separate from service with your employer during or after the year you reach age 55, (2) paid because you retire due to disability, (3) paid to you as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), or (4) used to pay certain medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

     SPECIAL TAX TREATMENT. If your eligible rollover distribution is not rolled over, it will be taxed in the year you receive it. However, if it qualifies as a "lump sum distribution," it may be eligible for special tax treatment. A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you because you have reached age 59-1/2 or have separated from service with your employer (or, in the case of a self-employed individual, because you have reached age 59-1/2 or have separated from service with your employer (or, in the case of a self-employed individual, because you have reached age 59-1/2 or have become disabled). For a payment to qualify as a lump sum distribution, you must have been a participant in the Plan for at least 5 years. The special tax treatment for lump sum distributions is described below.

     FIVE-YEAR AVERAGING. If you receive a lump sum distribution after you are age 59-1/2, you may be able to make a one-time election to figure the tax on the payment by using "5-year averaging." Five-year averaging often reduces the tax you owe because it treats the payment much as if it were paid over 5 years. This rule does not apply after 1999.

     TEN-YEAR AVERAGING IF YOU WERE BORN BEFORE JANUARY 1, 1936. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates) instead of 5-year averaging (using current tax rates). Like the 5-year averaging rules, 10-year averaging often reduces the tax you owe.

     CAPITAL GAIN TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936. In addition, if you receive a lump sum distribution and you were born before January 1, 1936, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the Plan (if any) taxed as long-term capital gain at a rate of 20%.

     There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in the same year. If you have previously rolled over a payment from the Plan (or certain other similar plans of the employer), you cannot use this special tax treatment for later payments from the Plan. If you roll over your payment to an IRA, you will not be able to use this special tax treatment for later payments from the IRA. Also, if you roll over only a portion of your payment to an IRA, this special tax treatment is not available for the rest of the payment. Additional restrictions are described in IRS Form 4972, which has more information on lump sum distributions and how you elect the special tax treatment.

     EMPLOYER STOCK OR SECURITIES. There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above (or would qualify except that you do not yet have 5 years of participation in the Plan), or 2) the employer stock included in the payment must be attributable to "after-tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you receive it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

     You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock (including any net unrealized appreciation) can be rolled over to an IRA or another employer plan either in a direct rollover or a rollover that you make yourself.

     If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 5-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

IV.  SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order." which is an order issued by a court, usually in connection with a divorce or legal separation. some of the rules summarized above also apply to a decreased employee's beneficiary who is not a spouse. However, there are some exceptions for payments to surviving spouses, alternate payees, and other beneficiaries that should be mentioned.

     If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to an IRA but you cannot roll it over to an employer plan. If you are an alternate payee, you
have the same choices as the employee.   Thus, you can have the payment paid as
a direct rollover or paid to you. If you have it paid to you, you can keep it or roll it over yourself to an IRA or to another employer plan that accepts rollovers. If you are a beneficiary other than the surviving spouse, you CANNOT choose a direct rollover, and you CANNOT roll over the payment yourself.

     If you are a surviving spouse, an alternate payee, or other beneficiary, your payment is not subject to the additional 10% tax described in section III above, even if you are younger than age 59-1/2.

     If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in section III above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the plan.

HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with a professional tax advisor BEFORE you take a payment of your benefits from the Plan. Also, you can find more specific information on the tax treatment of payments from qualified retirement plans in IRS Publication 575, PENSION AND ANNUITY INCOME, and IRS Publication 590, INDIVIDUAL RETIREMENT ARRANGEMENTS. These publications are available from your local IRS office or by calling 1-800-TAX-FORMS.

                       ARDEN GROUP, INC. STOCK BONUS PLAN
                             ROLLOVER ELECTION FORM

Please complete this form to advise us whether you wish to make a direct rollover of your distribution. Complete participant information and indicate your election by completing section A or B. Sign, date and return this form to Plan Administrator, Arden Group, Inc. Stock Bonus Plan, P. O. Box 2256, Los Angeles, CA 90051-2256.

PARTICIPANT INFORMATION:

     Your Name:____________________________________________________________

     Social Security Number:________________ Phone Number:  (_____)________

     Address:______________________________________________________________

CHECK A OR B BELOW:


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(A) ___ I elect NOT to make a direct rollover of the taxable portion of my distribution. Make the distribution directly to me. I understand the distribution is subject to 20% Federal Tax Withholding.
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(B) ___ I elect to make a direct rollover of the taxable portion of my distribution to the following:
          ___ Another qualified plan. (I have contacted the sponsor/plan administrator of this plan who is aware that the rollover is being made.)
          ___  An IRA.  (I have opened an IRA as noted below.)

          PAY THIS DIRECT ROLLOVER AS FOLLOWS (choose one):
          ___  Transfer the funds directly to the receiving plan noted below.
          ___  Send the check to me for delivery to the receiving plan.

          RECEIVING PLAN INFORMATION:

          I certify that the receiving plan, identified below, is qualified under IRC Section 401(a) or an IRA.

          Name of receiving plan or IRA ___________________________________

          Account Number___________________________________________________

          Address of receiving plan or financial institution.

          _________________________________________________________________

          _________________________________________________________________

          Other information that will enable the rollover to be identified by the receiving plan.

          _________________________________________________________________

          The Plan Administrator may rely on the above information in making this direct rollover.
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I have read the Notice of IRS Tax Withholding Requirements.



___________________________________               _________________________
Participant Signature                             Date

97-0025 (6/2/97)

                       ARDEN GROUP, INC. STOCK BONUS PLAN
              FORMER PARTICIPANT  -  WITHHOLDING ELECTION STATEMENT


    USE THIS FORM TO ELECT WHETHER OR NOT TO HAVE CALIFORNIA STATE INCOME TAX
                         WITHHELD FROM YOUR DISTRIBUTION



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     CHECK BOX

                   CALIFORNIA INCOME TAX WITHHOLDING ELECTION
                              CHECK APPROPRIATE BOX

     Any distribution from the Stock Bonus Plan (except a direct rollover) will be subject to California income tax withholding (if a California resident) unless you elect not to have California income tax withholding apply. Even if you elect not to have tax withheld, you will be liable for the payment of state income tax on the taxable portion of your distribution.

     If you elect not to have withholding apply of if you do not have enough income tax withheld from your distribution, you may be responsible for payment of estimated tax, and you may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient.


     / / I do not want to have California income tax withheld from my distribution.

     / /  I want to have California income tax withheld from my distribution.
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Please (1) indicate your withholding election by checking the appropriate box above; (2) name, address, and Social Security number below; (3) sign and date this Withholding Statement; and (4) return this statement to the Plan Administrator.


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     Name (please print)                         Social Security Number

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                                  Address

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     Signature                                   Date



discstm3(5/28/97)